Exhibit Number
99.1

Investor Contact:	Kevin Hammons
Director and
Chief Executive Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FIRST QUARTER

ENDED MARCH 31, 2026 RESULTS

FRANKLIN, Tenn. (April 21, 2026) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2026.

The following highlights the financial and operating results for the three months ended March 31, 2026.

•
Net operating revenues totaled $2.965 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(58) million, or $(0.43) per share (diluted), compared to $(13) million, or $(0.10) per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.48) per share (diluted), compared to $(0.03) per share (diluted) for the same period in 2025.
•
Adjusted EBITDA was $309 million.
•
Net cash used in operating activities was $297 million for the three months ended March 31, 2026, compared to net cash provided by operating activities of $120 million for the same period in 2025.
•
On a same-store basis, admissions decreased 1.3 percent and adjusted admissions decreased 0.5 percent, compared to the same period in 2025.
•
Redeemed approximately $223 million, in principal amount, of the Company’s 10.875% Senior Secured Notes due 2032 by exercising a special call provision.

Commenting on the results, Kevin J. Hammons, chief executive officer of Community Health Systems, Inc., said, “We are pleased with the continued, tangible progress on our key priorities, demonstrated by improvements in quality scores, patient experience and physician satisfaction measures, and investments in growth opportunities. In the face of a dynamic macroeconomic environment, we remain focused on the variables within our control and believe we are positioning the Company for long-term success and value creation.”

Three Months Ended March 31, 2026

Net operating revenues for the three months ended March 31, 2026, totaled $2.965 billion, a 6.1 percent decrease compared to $3.159 billion for the same period in 2025. On a same-store basis, net operating revenues increased 3.1 percent for the three months ended March 31, 2026, compared to the same period in 2025. Net operating revenues for the three months ended March 31, 2026, reflect a 10.8 percent decrease in admissions and a 10.5 percent decrease in adjusted admissions, compared to the same period in 2025. On a same-store basis, admissions decreased 1.3 percent and adjusted admissions decreased 0.5 percent for the three months ended March 31, 2026, compared to the same period in 2025.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

Net loss attributable to Community Health Systems, Inc. stockholders was $(58) million, or $(0.43) per share (diluted), for the three months ended March 31, 2026, compared to $(13) million, or $(0.10) per share (diluted), for the same period in 2025. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net loss attributable to Community Health Systems, Inc. stockholders was $(0.48) per share (diluted) for the three months ended March 31, 2026, compared to $(0.03) per share (diluted) for the same period in 2025.

Adjusted EBITDA for the three months ended March 31, 2026, was $309 million compared to $376 million for the same period in 2025.

Net loss attributable to Community Health Systems, Inc. stockholders for the three months ended March 31, 2026, increased when compared to the net loss for the same period in 2025, primarily due to divestitures, lower same-store volumes, an unfavorable change in payor mix, a period-over-period change in loss from early extinguishment of debt and an increase in the provision for income taxes, partially offset by increased reimbursement rates, a higher net benefit from supplemental reimbursement programs and a period-over-period change in impairment and (gain) loss on sale of businesses. The decrease in Adjusted EBITDA for the three months ended March 31, 2026, compared to the same period in 2025, is primarily due to divestitures, lower same-store volumes and an unfavorable change in payor mix, partially offset by increased reimbursement rates and a higher net benefit from supplemental reimbursement programs.

Other

On February 2, 2026, the Company exercised a special call provision to redeem 10% of the original principal amount, or approximately $223 million, of its 10.875% Senior Secured Notes due 2032, at a redemption price of 103% of the principal amount, plus accrued and unpaid interest. A pre-tax loss from early extinguishment of debt of approximately $8 million was recognized associated with this redemption.

During 2026, through the date of this press release, the Company divested three hospitals as well as its 80% ownership interest in one other hospital, all effective on February 1, 2026, and divested one other hospital, effective April 1, 2026.

On March 5, 2026, the Company entered into a definitive agreement pursuant to which Freeman-Oak Hill Health System (d/b/a Freeman Health System) agreed to acquire substantially all of the assets, and assume certain liabilities from the Company, related to Northwest Medical Center – Bentonville (128 licensed beds), in Bentonville, Arkansas, Northwest Medical Center – Springdale (222 licensed beds) in Springdale, Arkansas, Northwest Medical Center – Willow Creek Women’s Hospital (64 licensed beds) in Johnson, Arkansas, and Siloam Springs Regional Hospital (73 licensed beds) in Siloam Springs, Arkansas, and the associated outpatient centers and practices, for $112 million in cash, subject to adjustment for net working capital and any finance leases assumed. For additional information about this transaction, see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 5, 2026.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to March 31, 2026.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

The Company’s annual earnings guidance for 2026, as provided in its press release issued on February 18, 2026, is reaffirmed. The 2026 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable. Assumptions underlying the annual earnings guidance as provided in the Company’s press release issued on February 18, 2026 are unchanged.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 33 distinct markets across 13 states. As of April 21, 2026, the Company’s subsidiaries own or lease 64 affiliated hospitals with more than 9,000 beds and operate more than 900 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, April 22, 2026 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2026. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Net operating revenues	$2,965	$3,159
Net (loss) income (f)	(25)	25
Net loss attributable to Community Health Systems, Inc. stockholders	(58)	(13)
Adjusted EBITDA (c)	309	376
Net cash (used in) provided by operating activities	(297)	120

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.43)	$(0.10)
Diluted (e), (f)	(0.43)	(0.10)

Weighted-average number of shares outstanding (d):
Basic	134	133
Diluted	134	133

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026		2025
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$2,965	100.0%	$3,159	100.0%
Operating expenses:
Salaries and benefits	1,322	44.6%	1,372	43.4%
Supplies	441	14.9%	489	15.5%
Other operating expenses	828	27.9%	865	27.4%
Lease cost and rent	69	2.3%	68	2.2%
Depreciation and amortization	114	3.8%	105	3.3%
Impairment and (gain) loss on sale of businesses, net (f)	(90)	(3.0)%	(24)	(0.8)%
Total operating expenses	2,684	90.5%	2,875	91.0%
Income from operations (f)	281	9.5%	284	9.0%
Interest expense, net	213	7.1%	219	7.0%
Loss from early extinguishment of debt	8	0.3%	-	-%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(2)	(0.1)%
Income before income taxes	64	2.2%	67	2.1%
Provision for income taxes	89	3.0%	42	1.3%
Net (loss) income (f)	(25)	(0.8)%	25	0.8%
Less: Net income attributable to noncontrolling interests	33	1.2%	38	1.2%
Net loss attributable to Community Health Systems, Inc. stockholders	$(58)	(2.0)%	$(13)	(0.4)%
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.43)		$(0.10)
Diluted (e), (f)	$(0.43)		$(0.10)
Weighted-average number of shares outstanding (d):
Basic	134		133
Diluted	134		133

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net (loss) income	$(25)	$25
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(1)	3
Other comprehensive (loss) income	(1)	3
Comprehensive (loss) income	(26)	28
Less: Comprehensive income attributable to noncontrolling interests	33	38
Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(59)	$(10)

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2026	2025	% Change	2026	2025	% Change
Number of hospitals (at end of period)	65	73		65	65
Licensed beds (at end of period)	9,530	10,788		9,530	9,469
Beds in service (at end of period)	8,225	9,285		8,225	8,164
Admissions	94,522	105,937	-10.8%	92,249	93,495	-1.3%
Adjusted admissions	206,496	230,780	-10.5%	201,499	202,556	-0.5%
Patient days	409,776	468,365		399,330	414,389
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	55.4%	56.0%		53.9%	56.4%
Net operating revenues	$2,965	$3,159	-6.1%	$2,887	$2,799	3.1%
Net inpatient revenues as a % of net operating revenues	49.5%	49.3%		49.5%	49.6%
Net outpatient revenues as a % of net operating revenues	50.5%	50.7%		50.5%	50.4%
Income from operations (f)	$281	$284	-1.1%
Income from operations as a % of net operating revenues	9.5%	9.0%
Depreciation and amortization	$114	$105
Net loss attributable to Community Health Systems, Inc. stockholders	$(58)	$(13)	-346.2%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-2.0%	-0.4%
Adjusted EBITDA (c)	$309	$376	-17.8%
Adjusted EBITDA as a % of net operating revenues	10.4%	11.9%
Net cash (used in) provided by operating activities	$(297)	$120	-347.5%

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$712	$260
Patient accounts receivable	2,139	2,077
Supplies	275	322
Prepaid income taxes	-	13
Prepaid expenses	226	181
Other current assets	421	381
Total current assets	3,773	3,234
Property and equipment	8,088	8,912
Less accumulated depreciation and amortization	(3,887)	(4,409)
Property and equipment, net	4,201	4,503
Goodwill	3,130	3,316
Deferred income taxes	29	50
Other assets, net	2,047	2,101
Total assets	$13,180	$13,204

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$29	$16
Current operating lease liabilities	97	110
Accounts payable	790	842
Income tax payable	53	-
Accrued liabilities:
Employee compensation	465	569
Accrued interest	178	238
Other	955	433
Total current liabilities	2,567	2,208
Long-term debt (g)	10,127	10,380
Deferred income taxes	25	25
Long-term operating lease liabilities	504	537
Other long-term liabilities	922	891
Total liabilities	14,145	14,041
Redeemable noncontrolling interests in equity of consolidated subsidiaries	260	322
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 140,916,712 shares issued and outstanding at March 31, 2026, and 138,626,917 shares issued and outstanding at December 31, 2025	1	1
Additional paid-in capital	2,183	2,185
Accumulated other comprehensive loss	(10)	(9)
Accumulated deficit	(3,628)	(3,571)
Total Community Health Systems, Inc. stockholders’ deficit	(1,454)	(1,394)
Noncontrolling interests in equity of consolidated subsidiaries	229	235
Total stockholders’ deficit	(1,225)	(1,159)
Total liabilities and stockholders’ deficit	$13,180	$13,204

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(25)	$25
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	114	105
Deferred income taxes	-	(26)
Stock-based compensation expense	3	4
Impairment and (gain) loss on sale of businesses, net (f)	(90)	(24)
Loss from early extinguishment of debt	8	-
Other non-cash expenses, net	40	45
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(141)	(48)
Supplies, prepaid expenses and other current assets	(97)	(10)
Accounts payable, accrued liabilities and income taxes	(128)	103
Other	19	(54)
Net cash (used in) provided by operating activities	(297)	120

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(5)	-
Purchases of property and equipment	(76)	(85)
Proceeds from disposition of hospitals and other ancillary operations	1,108	563
Purchases of available-for-sale debt securities and equity securities	(42)	(22)
Proceeds from sales of available-for-sale debt securities and equity securities	45	23
Increase in other investments	(7)	(35)
Net cash provided by investing activities	1,023	444

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(1)
Deferred financing costs and other debt-related costs	(7)	-
Distributions to noncontrolling investors in joint ventures	(57)	(35)
Other borrowings	20	15
Proceeds from ABL Facility	123	939
Repayments of long-term indebtedness	(351)	(1,088)
Net cash used in financing activities	(274)	(170)

Net change in cash and cash equivalents	452	394
Cash and cash equivalents at beginning of period	260	37
Cash and cash equivalents at end of period	$712	$431

For footnotes, see pages 10, 11 and 12.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to March 31, 2026. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net loss attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended
	March 31,
	2026	2025
Net loss attributable to Community Health Systems, Inc. stockholders:
Net (loss) income	$(25)	$25
Less: Income attributable to noncontrolling interests, net of taxes	33	38
Net loss attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(58)	$(13)

(c)
EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders from the Company’s condensed consolidated financial statements (in millions):

	Three Months Ended
	March 31,
	2026	2025
Net loss attributable to Community Health
Systems, Inc. stockholders	$(58)	$(13)
Adjustments:
Provision for income taxes	89	42
Depreciation and amortization	114	105
Net income attributable to noncontrolling interests	33	38
Interest expense, net	213	219
Loss from early extinguishment of debt	8	-
Impairment and (gain) loss on sale of businesses, net	(90)	(24)
Expense from business transformation costs	-	9
Adjusted EBITDA	$309	$376

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended
	March 31,
	2026	2025
Weighted-average number of shares outstanding - basic	134	133
Add effect of dilutive securities:
Stock awards and options	-	-
Weighted-average number of shares outstanding - diluted	134	133

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three months ended March 31, 2026 and 2025, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 816,549 shares and 585,016 shares during the three months ended March 31, 2026 and 2025, respectively.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended
	March 31,
	2026	2025
Net loss per share (diluted), as reported	$(0.43)	$(0.10)
Adjustments:
Loss from early extinguishment of debt	0.06	-
Impairment and (gain) loss on sale of businesses, net	(0.11)	0.02
Expense from business transformation costs	-	0.05
Net loss per share (diluted), excluding adjustments	$(0.48)	$(0.03)

(f)
Both income from operations and net (loss) income included net non-cash income of $90 million and $24 million for the three months ended March 31, 2026 and 2025, respectively. The net non-cash income for 2026 was comprised of a gain related to the divestiture of the Company’s controlling interest in a hospital, partially offset by (i) a net impairment charge to adjust the carrying value of long-lived assets at hospitals that were divested at a price below carrying value, and (ii) an impairment charge to adjust the carrying value of hospitals held-for-sale based on the difference between the carrying value of the hospital disposal group compared to the estimated fair value less costs to sell. The net non-cash income for 2025 was primarily from gains on the sale of certain businesses during the period, partially offset by impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale and losses on the sale of certain businesses during the period. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At March 31, 2026, the Company had no outstanding borrowings and approximately $824 million of additional borrowing capacity (after taking into consideration $32 million of outstanding letters of credit) under the ABL Facility.

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current interest rate environment, current geopolitical instability (including as a result of ongoing geopolitical conflicts), impacts from the imposition of, or changes in tariffs, as well as the impact on us of financial, credit, capital, political, and legislative conditions, including any federal government shutdowns;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
the potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for spending reductions under future legislation, including as may be required under the Pay-As-You-Go Act of 2010;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

-MORE-

CYH Announces First Quarter 2026 Results

April 21, 2026

•
changes in medical or other technology;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
any lapse in appropriations, and any hold on or cancellation of congressionally authorized spending or interruptions in the distribution of government funds, and the timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026 and other public filings with the SEC.

The consolidated operating results for the three months ended March 31, 2026, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the reaffirmation of our guidance for calendar year 2026 (which guidance was originally included in our February 18, 2026 press release) as set forth herein is based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-